Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 240-3046	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xylem.com	Matthew.Latino@xylem.com

Xylem Reports First Quarter 2022 Results

•Continuing strong underlying demand: Organic orders growth of 14%, up 12% on a reported basis
•Revenue of $1.3 billion, up 1% on a reported basis, up 4% organically
•Earnings per share $0.45; adjusted earnings per share $0.47
•Raising full-year organic revenue guidance to a range of 4% to 6%, and adjusted earnings per share to a range of $2.40 to $2.70

RYE BROOK, N.Y., May 4, 2022 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported first quarter revenue of $1.3 billion, surpassing previous guidance in each business segment. Strong global demand drove record orders and backlog across the portfolio.

First quarter adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin decreased 290 basis points to 14.2 percent. Inflation, strategic investments, and the impact of chip shortages drove the margin decline, exceeding the benefits of price realization and productivity savings. Xylem generated net income of $82 million, or $0.45 per share, and adjusted net income of $84 million, or $0.47 per share, which excludes the impact of restructuring, realignment and special charges.

“The team delivered a strong result on very robust demand, despite a challenging operating environment,” said Patrick Decker, Xylem’s president and CEO. “That healthy demand drove record quarterly order intake in each segment of our business, and year-on-year backlog growth of 50 percent across the portfolio. As anticipated, we are seeing gradual improvement in chip supply, and revenues grew faster than our expectations, as did margin performance overall.”

“We expect global demand for our solutions to remain strong, and the team is doing an outstanding job realizing price from our position of market leadership. So, we are raising full-year guidance on revenue, and lifting the low end of our EPS range. Despite near-term headwinds from inflation and currency effects, our underlying momentum gives us even greater confidence we are on track to achieve our growth and strategic milestones we laid out at our Investor Day, last autumn.”

Outlook

Xylem now expects full-year 2022 organic revenue growth to be in the range of 4 to 6 percent, and 1 to 3 percent on a reported basis. This represents an increase from the Company’s previous full-year organic revenue guidance of 3 to 5 percent, and 1 to 3 percent on a reported basis. Reported revenue growth remains the same as our previous guidance due to the expected impact of foreign exchange effects.
Full-year 2022 adjusted EBITDA margin is expected to be in the range of 16.0 to 17.0 percent. This results in adjusted earnings per share of $2.40 to $2.70, narrowed from the previous range of $2.35 to
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$2.70. The increased guidance reflects strong demand, commercial momentum and price realization partially offset by foreign exchange headwinds.

Further 2022 planning assumptions are included in Xylem’s first quarter 2022 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.

Segment Leadership

The Company also announced that, aligned with its previous statements on growth strategy, it is unifying its Americas commercial team to reduce business complexity, and enhance customer experience. Effective immediately, Matthew Pine will lead combined commercial operations in the Americas, across all product and solution offerings, as well as leading both the Applied Water and Measurement & Control Solutions segments. Hayati Yarkadas, in addition to leading commercial operations in Europe and the Water Infrastructure segment, will now also lead the build-out of Xylem’s services offering, globally. Franz Cerwinka continues to lead commercial operations across Emerging Markets.

As a result of these changes, Colin Sabol will leave Xylem after a handover period during which he will focus on a smooth leadership transition.

“From Xylem’s beginnings, Colin has been a fundamental contributor to our growth story,” said Patrick Decker. “We are all profoundly grateful to have benefited from his considerable talent, commitment and leadership.”

First Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•First quarter 2022 revenue was $533 million, an 8 percent increase organically compared with first quarter 2021. This healthy growth was underpinned by sustained demand in our wastewater utility business in the US and Western Europe, and increasing demand for dewatering, particularly in Emerging Markets.

•First quarter adjusted EBITDA margin was 15.9 percent, down 140 basis points from the prior year. Reported operating income for the segment was $74 million. Adjusted operating income for the segment, which excludes $1 million of restructuring and realignment, was $75 million, roughly flat versus the comparable period last year. Reported operating margin for the segment was 13.9 percent, flat versus the prior year, and adjusted operating margin was 14.1 percent, down 80 basis points versus the prior year. Strong price realization and productivity benefits were more than offset by inflation and investments.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in industrial, commercial building, and residential applications.

•First quarter 2022 Applied Water revenue was $425 million, a 10 percent increase organically year-over-year. The segment delivered strong backlog execution and price realization across all end markets, and growth in all regions, led by commercial strength in the United States.
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•First quarter adjusted EBITDA margin was 15.3 percent, down 380 basis points from the prior year. Reported operating income for the segment was $59 million and adjusted operating income, which excludes $1 million of restructuring and realignment costs, was $60 million, a 12.0 percent decrease versus the comparable period last year. The segment reported operating margin was 13.9 percent, down 290 basis points versus the prior year period. Adjusted operating margin declined 320 basis points to 14.1 percent. Strong price realization and productivity benefits were more than offset by inflation.

Measurement & Control Solutions

Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•First quarter 2022 Measurement & Control Solutions revenue was $314 million, down 9 percent organically versus the prior year. The decline is in-line with our expectations and a result of the ongoing chip supply shortage and the outsized impact to our North American smart metering business.

•First quarter adjusted EBITDA margin was 8.6 percent, down 470 basis points from the prior year. Reported operating income for the segment was $(10) million, and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $(8) million, a 173 percent decrease versus the comparable period last year. The Measurement & Control Solutions segment reported operating margin was (3.2) percent, down 570 basis points versus the prior year period. Adjusted operating margin of (2.5) percent decreased 560 basis points over the prior year period. Volume declines from component shortages and higher inflation more than offset price realization and productivity savings.

Supplemental information on Xylem’s first quarter 2022 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

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About Xylem

Xylem (XYL) is a leading global water technology company committed to solving critical water and infrastructure challenges with innovation. Our 17,000 diverse employees delivered revenue of $5.2 billion in 2021. We are creating a more sustainable world by enabling our customers to optimize water and resource management, and helping communities in more than 150 countries become water-secure. Join us at www.xylem.com.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.
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Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Additionally, many of these risks and uncertainties are, and may continue to be, amplified by impacts from Russia's recent invasion of Ukraine, as well as the ongoing coronavirus (“COVID-19”) pandemic. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: overall industry and economic conditions, including industrial, governmental, and public and private sector spending and the strength of the residential and commercial real estate markets; geopolitical events, including the war between Russia and Ukraine, and regulatory, economic and other risks associated with our global sales and operations, including with respect to domestic content requirements applicable to projects with governmental funding; continued uncertainty around the ongoing COVID-19 pandemic’s magnitude, duration and impacts on our business, operations, growth, and financial condition; actual or potential other epidemics, pandemics or global health crises; availability, shortage or delays in receiving electronic components (in particular, semiconductors), parts, and raw materials from our supply chain; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs and other factors; demand for our products; disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our products; disruptions in operations at our facilities or that of third parties upon which we rely; ability to retain and attract senior management and other diverse and key talent, as well as increasing competition for overall talent and labor; difficulty predicting our financial results; defects, security, warranty and liability claims, and recalls with respect to products; availability, regulation or interference with radio spectrum used by certain of our products; uncertainty related to restructuring and realignment actions and related charges and savings; our ability to continue strategic investments for growth; our ability to successfully identify, execute and integrate acquisitions; volatility in served markets or impacts on business and operations due to weather conditions, including the effects of climate change; fluctuations in foreign currency exchange rates; our ability to borrow or refinance our existing indebtedness and uncertainty around the availability of liquidity sufficient to meet our needs; risk of future impairments to goodwill and other intangible assets; failure to comply with, or changes in, laws or regulations, including those pertaining to anti-corruption, data privacy and security, export and import, competition, and the environment and climate change; changes in our effective tax rates or tax expenses; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

For the three months ended March 31,	2022	2021
Revenue	$1,272	$1,256
Cost of revenue	805	766
Gross profit	467	490
Selling, general and administrative expenses	304	301
Research and development expenses	52	50
Restructuring and asset impairment charges	—	6
Operating income	111	133
Interest expense	13	21
Other non-operating (expense) income, net	(1)	2
Gain from sale of business	1	—
Income before taxes	98	114
Income tax expense	16	27
Net income	$82	$87
Earnings per share:
Basic	$0.45	$0.49
Diluted	$0.45	$0.48
Weighted average number of shares:
Basic	180.2	180.3
Diluted	181.0	181.5

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XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	March 31, 2022	December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$1,117	$1,349
Receivables, less allowances for discounts, returns and credit losses of $37 and $44 in 2022 and 2021, respectively	1,011	953
Inventories	804	700
Prepaid and other current assets	186	158
Total current assets	3,118	3,160
Property, plant and equipment, net	636	644
Goodwill	2,782	2,792
Other intangible assets, net	1,002	1,016
Other non-current assets	681	664
Total assets	$8,219	$8,276
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$652	$639
Accrued and other current liabilities	713	752
Short-term borrowings and current maturities of long-term debt	555	—
Total current liabilities	1,920	1,391
Long-term debt	1,878	2,440
Accrued post-retirement benefits	432	438
Deferred income tax liabilities	283	287
Other non-current accrued liabilities	500	494
Total liabilities	5,013	5,050
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 195.9 shares and 195.6 shares in 2022 and 2021, respectively	2	2
Capital in excess of par value	2,099	2,089
Retained earnings	2,181	2,154
Treasury stock – at cost 15.8 shares and 15.2 shares in 2022 and 2021, respectively	(707)	(656)
Accumulated other comprehensive loss	(377)	(371)
Total stockholders’ equity	3,198	3,218
Non-controlling interests	8	8
Total equity	3,206	3,226
Total liabilities and stockholders’ equity	$8,219	$8,276

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XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2022	2021
Operating Activities
Net income	$82	$87
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28	30
Amortization	30	32
Share-based compensation	9	9
Restructuring and asset impairment charges	—	6
Gain from sale of business	(1)	—
Other, net	3	2
Payments for restructuring	(3)	(12)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(64)	(42)
Changes in inventories	(106)	(46)
Changes in accounts payable	20	(29)
Other, net	(79)	(63)
Net Cash – Operating activities	(81)	(26)
Investing Activities
Capital expenditures	(49)	(39)
Proceeds from sale of business	1	—
Proceeds from the sale of property, plant and equipment	1	1
Cash received from investments	4	—
Cash paid for investments	(6)	—
Other, net	6	7
Net Cash – Investing activities	(43)	(31)
Financing Activities
Repurchase of common stock	(51)	(67)
Proceeds from exercise of employee stock options	1	3
Dividends paid	(55)	(51)
Other, net	(1)	—
Net Cash – Financing activities	(106)	(115)
Effect of exchange rate changes on cash	(2)	(15)
Net change in cash and cash equivalents	(232)	(187)
Cash and cash equivalents at beginning of year	1,349	1,875
Cash and cash equivalents at end of period	$1,117	$1,688
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$23	$41
Income taxes (net of refunds received)	$15	$28

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Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or “adjusted”) measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures, our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and “Adjusted Segment EBITDA” reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures, and “Free Cash Flow Conversion” defined as Free Cash Flows divided by net income, excluding the gain on sale of businesses, non-cash impairment charges and significant deferred tax items. Our definitions of “free cash flow” and “free cash flow conversion” do not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as costs incurred by the Company, such as acquisition and integration related costs, non-cash impairment charges and both operating and non-operating adjustments for costs related to the UK pension plan buyout.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.
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Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2022 v. 2021	% Change 2022 v. 2021	Acquisitions/ Divestitures	FX Impact	Change Adj. 2022 v. 2021	% Change Adj. 2022 v. 2021
	2022	2021

Quarter Ended March 31
Xylem Inc.	1,715	1,538	177	12%	6	40	223	14%	14%
Water Infrastructure	660	611	49	8%	—	24	73	12%	12%
Applied Water	505	477	28	6%	—	10	38	8%	8%
Measurement & Control Solutions	550	450	100	22%	6	6	112	25%	24%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2022 v. 2021	% Change 2022 v. 2021	Acquisitions / Divestitures	FX Impact	Change Adj. 2022 v. 2021	% Change Adj. 2022 v. 2021
	2022	2021

Quarter Ended March 31
Xylem Inc.	1,272	1,256	16	1%	2	33	51	4%	4%
Water Infrastructure	533	509	24	5%	—	19	43	8%	8%
Applied Water	425	393	32	8%	—	8	40	10%	10%
Measurement & Control Solutions	314	354	(40)	(11)%	2	6	(32)	(9)%	(10)%

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Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1
	2022	2021
Net Cash - Operating Activities	$(81)	$(26)
Capital Expenditures - PP&E	(31)	(22)
Capital Expenditures - Software	(18)	(17)
Capital Expenditures	(49)	(39)
Free Cash Flow	$(130)	$(65)
Net Income	82	87
Gain/(Loss) from sale of business	1	—
Restructuring & Realignment Charges - non-cash impairment	—	(1)
Special Charges - non-cash impairment	—	(1)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$81	$89
Operating Cash Flow Conversion	(99)%	(30)%
Free Cash Flow Conversion	(160)%	(73)%

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Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1
	2022	2021
Total Revenue
• Total Xylem	1,272	1,256
• Water Infrastructure	533	509
• Applied Water	425	393
• Measurement & Control Solutions	314	354
Operating Income
• Total Xylem	111	133
• Water Infrastructure	74	71
• Applied Water	59	66
• Measurement & Control Solutions	(10)	9
• Total Segments	123	146
Operating Margin
• Total Xylem	8.7%	10.6%
• Water Infrastructure	13.9%	13.9%
• Applied Water	13.9%	16.8%
• Measurement & Control Solutions	(3.2)%	2.5%
• Total Segments	9.7%	11.6%
Special Charges
• Total Xylem	1	2
• Water Infrastructure	—	—
• Applied Water	—	1
• Measurement & Control Solutions	—	—
• Total Segments	—	1
Restructuring & Realignment Costs
• Total Xylem	4	8
• Water Infrastructure	1	5
• Applied Water	1	1
• Measurement & Control Solutions	2	2
• Total Segments	4	8
Adjusted Operating Income
• Total Xylem	116	143
• Water Infrastructure	75	76
• Applied Water	60	68
• Measurement & Control Solutions	(8)	11
• Total Segments	127	155
Adjusted Operating Margin
• Total Xylem	9.1%	11.4%
• Water Infrastructure	14.1%	14.9%
• Applied Water	14.1%	17.3%
• Measurement & Control Solutions	(2.5)%	3.1%
• Total Segments	10.0%	12.3%

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Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2022				Q1 2021
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,272	—		1,272	1,256	—		1,256
Operating Income	111	5	a	116	133	10	a	143
Operating Margin	8.7%			9.1%	10.6%			11.4%
Interest Expense	(13)	—		(13)	(21)	—		(21)
Other Non-Operating Income (Expense)	(1)	1	b	—	2	1	b	3
Gain/(Loss) from sale of business	1	(1)		—	—	—		—
Income before Taxes	98	5		103	114	11		125
Provision for Income Taxes	(16)	(3)	c	(19)	(27)	4	c	(23)
Net Income attributable to Xylem	82	2		84	87	15		102
Diluted Shares	181.0			181.0	181.5			181.5
Diluted EPS	$0.45	$0.02		$0.47	$0.48	$0.08		$0.56

Year-over-year currency translation impact on current year diluted EPS	$(0.04)	$—		$(0.04)
Diluted EPS at Constant Currency	$0.49	$0.02		$0.51

a	Restructuring & realignment costs of $4 million in 2022 and $8 million in 2021, as well as special charges of $1 million in 2022 (costs that are related to the UK pension plan that is going to be part of a buyout) and $2 million in 2021 ($1 million of intangible asset impairment charges and $1 million of costs that are related to the UK pension plan that is going to be part of a buyout of the UK pension plan buyout).
b	Special non-operating charges consist of $1 million in 2022 and $1 million in 2021 for costs related to the UK pension plan that is going to be part of a buyout.
c	Net tax impact on restructuring & realignment costs of $1 million in 2022 and $2 million in 2021; and $1 million net tax impact on special charges in 2022; and $1 million of negative impact from tax related special benefits to GAAP tax in 2022 and $6 million of positive impact from tax related special charges to GAAP tax in 2021.

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Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Net Income	82				82
Income Tax Expense	16				16
Interest Expense (Income), net	11				11
Depreciation	28				28
Amortization	30				30
EBITDA	167	—	—	—	167
Share-based Compensation	9				9
Restructuring & Realignment	4				4
Loss/(Gain) from sale of business	(1)				(1)
Special Charges	2				2
Adjusted EBITDA	181	—	—	—	181
Revenue	1,272				1,272
Adjusted EBITDA Margin	14.2%				14.2%

2021
	Q1	Q2	Q3	Q4	Total
Net Income	87	113	114	113	427
Income Tax Expense	27	25	19	13	84
Interest Expense (Income), net	19	19	20	11	69
Depreciation	30	29	31	28	118
Amortization	32	33	31	31	127
EBITDA	195	219	215	196	825
Share-based Compensation	9	8	8	8	33
Restructuring & Realignment	8	6	2	6	22
Loss/(Gain) from sale of business	—	(2)	—	—	(2)
Special Charges	3	3	2	4	12
Adjusted EBITDA	215	234	227	214	890
Revenue	1,256	1,351	1,265	1,323	5,195
Adjusted EBITDA Margin	17.1%	17.3%	17.9%	16.2%	17.1%

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Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	71				71
Interest Expense (Income), net	(1)				(1)
Depreciation	11				11
Amortization	2				2
EBITDA	83				83
Share-based Compensation	1				1
Restructuring & Realignment	1				1
Adjusted EBITDA	85	—	—	—	85
Revenue	533				533
Adjusted EBITDA Margin	15.9%				15.9%

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	70	92	102	121	385
Interest Expense (Income), net	(1)	(1)	—	(1)	(3)
Depreciation	11	11	11	10	43
Amortization	2	2	1	3	8
EBITDA	82	104	114	133	433
Share-based Compensation	1	—	1	—	2
Restructuring & Realignment	5	4	1	2	12
Adjusted EBITDA	88	108	116	135	447
Revenue	509	569	547	622	2,247
Adjusted EBITDA Margin	17.3%	19.0%	21.2%	21.7%	19.9%

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Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	58				58
Interest Expense (Income), net	—				—
Depreciation	5				5
Amortization	—				—
EBITDA	63	—	—		63
Share-based Compensation	1				1
Restructuring & Realignment	1				1
Loss/(Gain) from sale of business	—				—
Special Charges	—				—
Adjusted EBITDA	65	—	—		65
Revenue	425				425
Adjusted EBITDA Margin	15.3%				15.3%

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	66	65	60	48	239
Interest Expense (Income), net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	1	1	—	—	2
EBITDA	72	71	65	53	261
Share-based Compensation	1	1	1	1	4
Restructuring & Realignment	1	2	2	2	7
Loss/(Gain) from sale of business	—	(2)	—	—	(2)
Special Charges	1	—	—	—	1
Adjusted EBITDA	75	72	68	56	271
Revenue	393	414	400	406	1,613
Adjusted EBITDA Margin	19.1%	17.4%	17.0%	13.8%	16.8%

1

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2022
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	(9)				(9)
Interest Expense (Income), net	—				—
Depreciation	9				9
Amortization	25				25
EBITDA	25	—	—	—	25
Share-based Compensation	1				1
Restructuring & Realignment	2				2
Loss/(Gain) from sale of business	(1)				(1)
Adjusted EBITDA	27	—	—	—	27
Revenue	314				314
Adjusted EBITDA Margin	8.6%				8.6%

2021
	Q1	Q2	Q3	Q4	Total
Pre-Tax (Loss) Income	8	12	7	(17)	10
Interest Expense (Income), net	—	—	—	—	—
Depreciation	9	10	11	8	38
Amortization	27	27	27	26	107
EBITDA	44	49	45	17	155
Share-based Compensation	1	2	1	2	6
Restructuring & Realignment	2	—	(1)	2	3
Special Charges	—	—	—	—	—
Adjusted EBITDA	47	51	45	21	164
Revenue	354	368	318	295	1,335
Adjusted EBITDA Margin	13.3%	13.9%	14.2%	7.1%	12.3%

1